UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Award of Common Stock Options

At the meeting of the Board of Directors of the Company on July 17, 2014, the Board of Directors awarded options to purchase 5,000,000 shares of Common Stock of the Company to each of Arnold S. Lippa, Jeff E. Margolis and Robert N. Weingarten. The options were awarded as compensation for those individuals through December 31, 2014. The awarded options vest in three equal installments on July 17, 2014 (at issuance), September 30, 2014, and December 31, 2014, and expire on July 17, 2019. The exercise price of the options of $0.05 per share is in excess of the closing market price of shares of Common Stock of the Company as of the date of issuance. The Company believes and intends that a portion of the options awarded qualify as incentive stock options under the internal revenue code of 1986, as amended. The issuance of incentive stock awards are restricted as to amount as set forth in the Company’s 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan (the “Plan”) previously approved by the Company’s stockholders. The form of award of the awarded options reflects this intention and the limits under the Plan. The foregoing description of the options awarded does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Non-Statutory Stock Option Award Agreement and Form of Incentive Stock Option Award Agreement, a copy of each of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

Filing of Common Stock Award Agreement

As previously reported by the Company in its Current Report on Form 8-K filed on April 18, 2014, the Company previously awarded shares of Common Stock to certain of its officers and directors, including Arnold S. Lippa, Jeff E. Margolis and Robert N. Weingarten. The Form of Restricted Stock Award Agreement used for those awards is attached hereto as Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits required to be filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2014	CORTEX PHARMACEUTICALS, INC.

	By:	/s/ Arnold S. Lippa
Arnold S. Lippa
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Form of Non-Statutory Stock Option Award Agreement.
10.2	Form of Incentive Stock Option Award Agreement.
10.3	Form of Restricted Stock Award Agreement.